Exhibit 10.9(14)

Execution Copy

AMENDMENT NO. 14

TO THE

UPS QUALIFIED STOCK OWNERSHIP PLAN

AND TRUST AGREEMENT

WHEREAS, United Parcel Service of America, Inc. and certain of its affiliated companies established the UPS Qualified Stock Ownership Plan and Trust (“Plan”) effective as of January 1, 1998 to provide their eligible employees with a matching contribution invested in shares of UPS class A common stock (“UPS Stock”) and to permit eligible employees to transfer amounts from the UPS Savings Plan to the Plan for the purpose of investing in UPS Stock;

WHEREAS, the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. (“the Board”) reserved the right in Section 12.1 of the Plan to amend the Plan from time to time;

WHEREAS, this amendment to the Plan is adopted to provide non-spousal beneficiaries with a rollover option.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors and/or the Executive Committee of United Parcel Service of America, Inc. by Section 12.1 of the UPS Qualified Stock Ownership Plan and Trust (“Plan”), the Plan is hereby amended, effective January 1, 2007, by amending Section 8.13(b), Definitions, to insert the following new Section 8.13(b)(6):

(6) Nonspouse Beneficiary Direct Rollover. Effective January 1, 2007, a Beneficiary who is not (i) the employee’s or former employee’s surviving spouse or (ii) the employee’s or former employee’s spouse or former spouse designated as an alternate payee under a qualified domestic relations order, as defined in Code § 414(p), may elect, at the time and in the manner prescribed by the Committee to have any portion of his or her distribution from the Plan paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a) or an individual retirement annuity described in Code § 408(b), each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in Section 8.4 shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc., based upon prior action by its Board of Directors and/or the Executive Committee has caused this Amendment No. 14 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/S/ TERI P. MCCLURE	/S/ MICHAEL L. ESKEW
Teri P. McClure	Michael L. Eskew
Secretary	Chairman

April 16, 2007	April 16, 2007